Exhibit 99.1

FOR IMMEDIATE RELEASE

November 10, 2011

GSI Group Announces Financial Results for the

Third Quarter 2011

•	Third Quarter Revenue of $93.3 million, EPS of $0.26

•	Adjusted EBITDA of $17.2 million, Net Debt reduced to $22.5 million

•	Continued Progress on Growth Strategy

•	Integration & Realignment Program Announced

Bedford, MA — GSI Group Inc. (NASDAQ: GSIG) (the “Company” or “GSI”), a global leader and supplier of laser-based solutions, precision motion control devices, optical controls, and associated precision technologies, and semiconductor systems to global industrial, electronics, medical, and scientific markets, today reported financial results for its third quarter ended September 30, 2011.

Third Quarter Results

During the third quarter of 2011, GSI generated revenue of $93.3 million, an increase of 2% from $91.5 million in the same period a year ago. The Laser Products segment reported 18% growth in the third quarter, compared to the same period a year before. The Company’s Precision Motion and Technologies and Semiconductor Systems segments both reported declines in sales as a consequence of an industry-wide slowdown in the microelectronics markets.

Net income for the third quarter of 2011 was $8.8 million, up from $0.1 million in the third quarter of 2010. Earnings per share (“EPS”) for the third quarter of 2011 were $0.26, up from $0.00 in the third quarter of 2010. Adjusted EBITDA, which includes the adjustments noted in the non-GAAP reconciliation below, was $17.2 million in the third quarter of 2011, an increase from $16.8 million in the third quarter of 2010.

“Our businesses continue to show significant progress, and we were able to deliver solid results in Q3 despite difficult economic conditions, particularly in the microelectronics markets,” said John Roush, Chief Executive Officer. “Despite this near-term drop in demand, we are pushing ahead with our strategic agenda in terms of both growth and productivity. We expect 2012 to be a year of continued revenue and profit growth for GSI, though we may see some demand weakness in the early part of the year in the microelectronics sector.”

Cash and cash equivalents at September 30, 2011 were $50.7 million versus $56.8 million as of December 31, 2010. This follows the Company’s redemption of $35.0 million in aggregate principal amount of its outstanding $108.1 million 12.25% senior secured PIK election notes. The Company finished the third quarter with approximately $22.5 million of Net Debt, as defined in the non-GAAP reconciliation below.

In addition, on October 19, 2011, the Company announced the refinancing of all of its remaining $73.1 million aggregate principal amount of outstanding 12.25% senior secured PIK election notes through the proceeds from a new $80 million senior secured credit agreement. The refinancing is expected to substantially reduce the Company’s interest expense, while extending the maturity of its principal debt.

Financial Overview by Reporting Segment

The Company operates in three reportable business segments: Laser Products, Precision Motion and Technologies and Semiconductor Systems. The following sets forth external revenue and gross profit by reportable segment for the periods noted.

Laser Products:

•	2011 third quarter revenue was $34.2 million, an 18% increase, compared to $29.1 million in the third quarter of 2010.

•	Third quarter gross profit of $12.9 million, reflecting a 37.8% gross margin, compared to $11.7 million for the third quarter of 2010, a 40.4% gross margin.

Precision Motion and Technologies:

•	2011 third quarter revenue was $48.9 million, a 3% decrease, compared to $50.5 million in the third quarter of 2010.

•	Third quarter gross profit of $23.2 million, reflecting a 47.5% gross margin, compared to $23.7 million for the third quarter of 2010, a 47.0% gross margin.

Semiconductor Systems:

•	2011 third quarter revenue was $10.1 million, a 16% decrease, compared to $11.9 million for the third quarter of 2010.

•

However, in the third quarter of 2010, the Company recognized $1.5 million of revenue in our Semiconductor business that had been deferred from orders placed by customers prior to 2009, with no comparable amount for the third quarter of 2011.

•	Third quarter gross profit of $4.7 million, reflecting a 46.9% gross margin, compared to $5.5 million in the third quarter of 2010, a 45.8% gross margin.

•

However, in the third quarter of 2010, the Company recognized $0.9 million of gross profit in our Semiconductor business that had been deferred from orders placed by customers prior to 2009, with no comparable amount for the third quarter of 2011.

Progress on Growth Strategy

At the end of the second quarter of 2011, the Company outlined a growth focus that highlights three strategic priority areas: scanning solutions, fiber lasers and medical components. During the third quarter, meaningful progress was made in all three areas, including numerous customer design wins in scanning solutions and medical components that we expect to contribute significant revenue over the next several years. Additionally, the Company shipped its first 1 kilowatt (kW) fiber laser into the Chinese market. The Company has traditionally offered fiber lasers ranging from 50 watts to 500 watts.

2012 Integration & Realignment Program (12x12)

In the fourth quarter, the Company will initiate a new twelve month program called 12x12. This program is targeting as much as $5 million in annualized cost savings with a goal of eliminating up to twelve (12) facilities. The facility reductions, which include manufacturing and R&D facilities as well as sales offices, will be achieved through a combination of site consolidations and divestitures. Further details of this program will be announced at the time of the Company’s year-end earnings release, including any related restructuring costs.

“The 12x12 Program represents a major step forward for the Company and is expected to provide significant benefits in terms of productivity and business simplification,” said Robert Buckley, Chief Financial Officer. “In a sense, the program delivers on the original intent of the GSI-Excel transaction, which was completed over three years ago.”

After conducting a strategic review of the Company’s laser systems business lines, which are sold under the Control Laser and Baublys brand names, the Company intends to exit these businesses. The Company is currently exploring its options for exiting these businesses and will provide a further update at the time of the Company’s year-end earnings release. In addition, the Company is placing its Semiconductor Systems business under strategic review. In aggregate, these three businesses are expected to contribute approximately $60 million to $65 million of revenue in 2011, with operating profitability well below the Company’s other business lines.

“While these business lines represent strong franchises within their respective areas of focus, we believe they need to achieve significantly greater scale to be successful in the long term,” said Mr. Roush. “However, we believe our resources are better allocated to growing our core component and sub-system franchises. Thus, we feel the systems businesses will be better served by ownership outside GSI.”

Financial Outlook

As a result of the recent downturn in the microelectronics market, the Company now expects revenues for the full year in the range of $365 to $370 million and Adjusted EBITDA in the range of $63 million to $66 million.

For the full year 2012, the Company’s preliminary estimates indicate mid-single digit revenue growth and Adjusted EBITDA growth of at least ten percent. “Though we do expect to see some continued softness in the microelectronics markets in the early part of the year, we expect 2012 to be a year of continued revenue growth and expanding profitability for GSI,” said Mr. Roush. “We expect to see growth benefits from our tighter strategic focus, and additional margin contribution from the 12x12 Program.”

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons for our use of these measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included below following our condensed unaudited financial statements.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the expected effect of the refinancing on the Company’s interest expense; the expected growth in the Company’s revenues and profits; the expected timing, scope and benefits of the 12x12 Program; the Company’s expected future financial results; the Company’s optimism regarding its prospects for the future; and other statements that are not historical facts.

These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following: our failure to develop, implement and maintain appropriate internal controls; changes in our management on our relationships with key employees, suppliers and customers; economic and political conditions; our dependence on our customers’ capital expenditures; our ability to respond to fluctuations in product demand; the need to continually innovate; the effects of delays in delivery of new products; our reliance upon third party distribution channels; our failure to meet or exceed the expectations of securities analysts or investors; timing of customer orders; changes in interest rates, credit ratings or foreign currency rates; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; any failure to comply with local customs regulations; our history of operating losses; our exposure to the credit risk of some of our customers; violations of our intellectual property rights; our ability to protect our intellectual property and successfully defend against claims of infringement by third parties; the competitive nature of our industries; our failure to achieve anticipated benefits from acquisitions or divestitures; our failure to successfully complete restructuring or reorganization of our businesses; our inability to retain our key personnel; our ongoing assessment of our operating structure; the expected consolidation of some of our operations; product defects or problems with integrating our products with other vendors’ products; disruptions in the supply of or defects in raw materials, certain key components and other goods from our suppliers; changes in governmental regulation; a significant disruption in our information technology systems or failure to implement new systems and software successfully; failure to realize the full value of our intangible assets; need to make additional tax payments and/or recalculate certain of our tax attributes; limits on our ability to utilize our net operating loss carry-forwards and other tax attributes; fluctuations in our effective tax rates; the potential to be subject to U.S. federal income taxation even though the Company is a non-U.S. corporation; the potential to be subject to the AMT for U.S. federal income tax purposes; our limited ability to carry back certain losses for U.S. federal income tax purposes; our need for additional capital; the volatility of the market for our common shares; our ability to generate cash; our access to the cash flow and other assets of our subsidiaries; the substantial control of our significant shareholders over our outstanding common shares; provisions of our articles of incorporation that may delay or prevent a change in control of our Company; our substantial debt; our intention not to pay dividends in the near future; our potential inability to timely file certain periodic reports with the Securities and Exchange Commission and Canadian Securities Administration; or our failure to file a registration statement relating to securities issued under our 2006 Equity Incentive Plan.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Conference Call Information

The Company will host a conference call on Thursday, November 10, 2011 at 5:00 p.m. ET to discuss these results. John A. Roush, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time.

A playback of this conference call will be available beginning 8:00 p.m. ET, Thursday, November 10, 2011. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 20758189. The playback will remain available until 7:00 p.m. ET, Thursday, November 24, 2011.

A replay of the audio webcast will be available three hours after the conclusion of the call on the Investor Relations section of the Company’s web site at www.gsig.com.

About GSI

GSI Group Inc. supplies laser-based solutions, precision motion control devices, optical controls, and associated precision technologies, and semiconductor systems to global industrial, electronics, medical, and scientific markets. GSI Group Inc.’s common shares are quoted on NASDAQ (GSIG).

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.

GSI GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2011	October 1, 2010

Sales	$93,257	$91,545
Cost of goods sold	52,349	50,601

Gross profit	40,908	40,944

Operating expenses:
Research and development and engineering	8,013	7,260
Selling, general and administrative	19,411	20,650
Amortization of purchased intangible assets	874	1,108
Restructuring, restatement related costs and other	14	336
Post-emergence professional fees	63	481

Total operating expenses	28,375	29,835

Income from operations	12,533	11,109
Interest income	30	20
Interest expense	(3,283)	(4,424)
Foreign exchange transaction gains (losses), net	571	(449)
Other income (expense), net	(128)	410

Income from operations before reorganization items and income taxes	9,723	6,666
Reorganization items	—	(5,909)

Income from operations before income taxes	9,723	757
Income tax provision	907	665

Consolidated net income	8,816	92
Net loss attributable to noncontrolling interest	29	29

Net income attributable to GSI Group Inc.	$8,845	$121

Net income attributable to GSI Group Inc. per common share-basic & diluted	$0.26	$0.00

Weighted average common shares outstanding - Basic	33,489	29,551
Weighted average common shares outstanding - Diluted	33,588	29,565

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	September 30, 2011	December 31, 2010

ASSETS

Current Assets:
Cash and cash equivalents	$50,655	$56,781
Accounts receivable, net	56,545	55,110
Inventories	70,917	66,721
Other current assets	33,577	39,515

Total current assets	211,694	218,127

Property, plant and equipment, net	42,489	45,402
Intangible assets, net	47,396	53,139
Goodwill	44,578	44,578
Other assets	7,098	5,921

Total Assets	$353,255	$367,167

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$22,003	$19,766
Deferred revenue	4,126	15,006
Accrued expenses and other liabilities	25,857	24,490

Total current liabilities	51,986	59,262
Debt	73,107	107,575
Other long-term liabilities	20,238	21,652

Total Liabilities	145,331	188,489

Stockholders’ Equity:

Total GSI Group Inc. stockholders’ equity	207,560	178,349
Noncontrolling interest	364	329

Total stockholders’ equity	207,924	178,678

Total Liabilities and Stockholders’ Equity	$353,255	$367,167

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	September 30, 2011	October 1, 2010
Cash flows from operating activities:
Consolidated net income	$8,816	$92
Adjustments to reconcile net income from operations to net cash provided by (used in) operations:
Depreciation and amortization	3,764	4,156
Share-based compensation	758	674
Deferred income taxes	312	(291)
Other non-cash items	3,129	1,574
Changes in operating assets and liabilities
Accounts receivable	1,167	(2,312)
Inventories	(3,087)	(4,964)
Other operating assets and liabilities	(260)	(20,112)
Deferred revenue and deferred cost of goods sold	(1,767)	(1,255)

Net cash provided by (used in) operating activities	12,832	(22,438)

Cash flows from investing activities:
Purchases of property, plant and equipment	(909)	(737)

Net cash used in investing activities	(909)	(737)

Cash flows from financing activities:
Proceeds from Rights Offering	—	64,889
Repayments of debt	(35,000)	(74,889)
Payments for debt issuance costs	—	(970)

Net cash used in financing activities	(35,000)	(10,970)

Effect of exchange rate changes on cash and cash equivalents	(267)	710

Net decrease in cash and cash equivalents	(23,344)	(33,435)
Cash and cash equivalents, beginning of period	73,999	87,373

Cash and cash equivalents, end of period	$50,655	$53,938

Reconciliation of Net Income to Adjusted EBITDA*

(In thousands of U.S. dollars)

Adjusted EBITDA (as defined below) is a non-GAAP financial measure. Management believes this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s operating results because it excludes amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the Company. Management believes Adjusted EBITDA allows viewing of operating trends and performing analytical comparisons. Accordingly, the Company believes this non-GAAP measure provides greater transparency and insight into management’s method of analysis. While management believes this non-GAAP financial measure provides useful information, it is not an operating measure under U.S. GAAP, and therefore, it should not be considered in isolation from, or as a substitute for, other GAAP financial measures such as income from operations or net income.

	Three Months Ended
	September 30, 2011	October 1, 2010
	(Unaudited)	(Unaudited)

Net income attributable to GSI Group Inc.	$8,845	$121
Interest expense, net	3,253	4,404
Income tax provision	907	665
Depreciation and amortization	3,764	4,156
Share-based compensation	758	674
Reorganization items (net), restructuring, restatement costs and other non-recurring costs	77	6,726
Other, net	(443)	39

Adjusted EBITDA	$17,161	$16,785

*	Reconciliation of a GAAP to a non-GAAP financial measure.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as the net income attributable to GSI Group Inc. before deducting interest expense, net of interest income, income taxes, depreciation, amortization, non-cash share-based compensation and other non-operating charges, including reorganization items, restructuring costs, restatement costs, foreign exchange gains/losses, equity earnings, and other non-recurring items. Reorganization items, restructuring costs and restatement costs include costs incurred in connection with the Company’s 2009 bankruptcy filing, the filing of the joint Chapter 11 plan of reorganization, administration of the bankruptcy, confirmation of the plan of reorganization and the debt restructuring and the review and investigation of revenue transactions examined in connection with the restatement of the Company’s 2004 through 2008 financial statements. Where outside professionals provided both services typically provided by employees as well as services defined above, the Company has allocated the expenses between operating costs, reorganization items and restatement related costs. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

This non-GAAP financial measure listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Definition of Net Debt*

(In thousands of U.S. dollars)

The Company defines Net Debt, a non-GAAP financial measure, as its total debt less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

	September 30, 2011	December 31, 2010
	(Unaudited)	(Unaudited)

Debt	$73,107	$107,575
Less: Cash and cash equivalents	(50,655)	(56,781)

Net Debt	$22,452	$50,794

*	Reconciliation of a GAAP to a non-GAAP financial measure.

Non-GAAP Financial Measures

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates, and believes that investors should compensate, for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

GSI Group Inc.

Investor Relations Contact:

Robert Buckley

(781) 266-5137

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